Exhibit 3.3
AMENDMENT TO AGREEMENT
OF LIMITED PARTNERSHIP
OF 84 FINANCIAL L.P.

THIS AMENDMENT (the “Amendment”) is made and entered into as of the 19th day of August, 2010 by and among the undersigned Partners of 84 FINANCIAL L.P, a Delaware limited partnership (the “Partnership”).

RECITALS:

WHEREAS, the Partnership is the successor by merger to Hardy Credit Co., a Pennsylvania limited partnership; and

WHEREAS, the Partnership and the undersigned Partners are governed by, and are parties to, the Agreement of Limited Partnership of 84 FINANCIAL L.P. dated August 19, 2010 (as amended, restated, supplemented or modified from time to time, the “Partnership Agreement”); and

WHEREAS, the Partnership’s sole limited partner, owning of record 99% of the Partnership, is 84 Lumber Company, a Pennsylvania limited partnership (the “Limited Partner”);

WHEREAS, the Partnership’s sole general partner, owning of record 1% of the Partnership, is 84 LADC, LLC (“General Partner”; the General Partner and Limited Partner, each, a “Partner” and, together, the “Partners”);

WHEREAS, the Limited Partner is party to (a) that certain Credit Agreement dated as of April 18, 2008 (as amended, restated, supplemented or modified from time to time, the “Credit Agreement”) among the lenders from time to time parties thereto (the “SunTrust Lenders”), SunTrust Bank, as the issuing bank, administrative agent and a co-collateral agent (“SunTrust”), Wachovia Bank, National Association, as a co-collateral agent, SunTrust Robinson Humphrey, Inc., as sole bookrunner and joint lead arranger, Wachovia Capital Markets, LLC, as joint lead arranger, Limited Partner, as borrower, Pierce Hardy Limited Partnership, a Pennsylvania limited partnership (“PHLP”), as a co-guarantor, Hardy Management Company, Inc., a Nevada corporation (“HMC”), as a co-guarantor, and Joseph A. Hardy & Associates, a Pennsylvania limited partnership (“JAHA”), as a co-guarantor, and (b) that certain Credit Party Pledge Agreement of even date herewith (as amended, restated, supplemented or modified from time to time, the “Credit Party Pledge”) in favor of SunTrust, in its capacity as a co-collateral agent;

WHEREAS, the General Partner is party to (a) that certain Shareholder Guaranty dated as of April 18, 2010 (as amended, restated, supplemented or modified from time to time, the “Shareholder Guaranty”) and (b) that certain Shareholder Pledge Agreement of even date herewith (as amended, restated, supplemented or modified from time to time, the “Shareholder Pledge,” with the Shareholder Guaranty, the Shareholder Pledge and the Credit Party Pledge being collectively called the “SunTrust Pledges”), each in favor of SunTrust, in its capacity as a co-collateral agent;

WHEREAS, the Limited Partner is party to that certain Financing Agreement dated as of April 18, 2008 (as amended, restated, supplemented or modified from time to time, the “Financing Agreement”) among PHLP, as a co-borrower, HMC, as a co-borrower, Limited Partner, as a co-guarantor, JAHA, as a co-guarantor, the lenders from time to time parties thereto (the “Ableco Lenders”), and Ableco Finance LLC, a Delaware limited liability company, as collateral agent and administrative agent for the Ableco Lenders (“Ableco”);

 WHEREAS, the General Partner is a party to (a) that certain Equity Holder Pledgor Guaranty dated as of April 18, 2008 (as amended, restated, supplemented or modified from time to time, the “Equity Pledge”) in favor of Ableco, in its capacity as a collateral agent, and (b) that certain Equity Holder Pledge and Security Agreement dated as of April 18, 2008 (as amended, restated, supplemented or modified from time to time, the “Security Agreement,” with the Equity Pledge and the Security Agreement being collectively called the “Ableco Pledges”) in favor of Ableco, in its capacity as a collateral agent;

WHEREAS, as a condition precedent to the Lenders’ making the Loans and fulfilling all of the Lenders’ respective obligations under the Loan Documents (as the terms “Lenders,” “Loans” and “Loan Documents” are hereinafter defined), the Partners amended the limited partnership agreement of the Partnership’s predecessor, Hardy Credit Co., effective April 18, 2008, to comply with the Credit Agreement, the Financing Agreement, the SunTrust Pledges, and the Ableco Pledges;

WHEREAS, in connection with the merger of Hardy Credit Co. with and into the Partnership, by which Hardy Credit Co. merged out of existence and the Partnership, among other things, succeeded to the rights, privileges and powers, as well as the debts, liabilities and duties, of Hardy Credit Co., the Partners desire to amend the limited partnership agreement of the Partnership to comply with the Credit Agreement, the Financing Agreement, the SunTrust Pledges, and the Ableco Pledges.

NOW, THEREFORE, for and in consideration of the mutual covenants, rights and obligations set forth in this Amendment, the benefits to be derived therefrom, and other good and valuable consideration, and intending to be legally bound hereby, the undersigned Partners agree as follows:

1.           Modification of Partnership Agreement; Financing Transaction.  This Amendment is the “Amendment” referenced in Section 17.14 of the Partnership Agreement and modifies the Partnership Agreement. This Amendment shall be executed by the Partners concurrently with the Partnership Agreement and, for avoidance of doubt, shall become effective simultaneously with the Partnership Agreement.  This Amendment together with the Partnership Agreement, as amended hereby, constitute the written agreement of the Partners that governs the affairs of the Partnership and the conduct of its business.  This Amendment is being entered into in furtherance of certain financing transactions entered into by SunTrust, Ableco, the SunTrust Lenders and the Ableco Lenders on or about April 18, 2008, pursuant to which the Limited Partner, JAHA, and PHLP have refinanced substantially all of their respective indebtedness.

2.           Definitions; Amendments to Section 2.1.  Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to them in the Partnership Agreement.  The following terms used in this Amendment shall have the meanings set forth below, and the Partnership Agreement is hereby amended by incorporating such definitions in their appropriate alphabetical order in Section 2.1 of the Partnership Agreement:

(a)           “Ableco” shall mean Ableco Finance LLC, a Delaware limited liability company, in its capacity as a collateral agent for the Ableco Lenders, and its successors and assigns.

(b)           “Ableco Lenders” shall have the meaning set forth in the recitals to the Amendment.

(c)           “Ableco Loan Documents” shall have the meaning ascribed to the term “Loan Documents” in the Financing Agreement, as amended from time to time.

(d)           “Ableco Obligations” shall have the meaning ascribed to the term “Obligations” in the Ableco Pledges, as amended from time to time.

(e)           “Ableco Pledges” shall have the meaning set forth in the recitals to the Amendment.

(f)            “Amendment” shall mean the Amendment to Agreement of Limited Partnership of 84 FINANCIAL L.P. dated __________________, 2010.

(g)           “Commitments” shall mean (i) the “Commitments,” as defined in the Credit Agreement and (ii) the “Commitments,” as defined in the Financing Agreement.

(h)           “Credit Agreement” shall have the meaning set forth in the recitals to the Amendment.

(i)            “Credit Party Pledge” shall have the meaning set forth in the recitals to the Amendment.

(j)            “Equity Pledge” shall have the meaning set forth in the recitals to the Amendment.

(k)           “Event of Default” shall mean (i) any “Event of Default,” as that term is defined in the SunTrust Loan Documents, and (ii) any “Event of Default,” as that term is defined in the Ableco Loan Documents.

(l)            “Financing Agreement” shall have the meaning set forth in the recitals to the Amendment.

(m)          “HMC” shall have the meaning set forth in the recitals to the Amendment.

(n)           “JAHA” shall have the meaning set forth in the recitals to the Amendment.

(o)           “Lenders” shall mean (i) the SunTrust Lenders and (ii) the Ableco Lenders.

(p)           “Lien” shall mean (i) any “Lien,” as defined in the Credit Agreement and/or (ii) any “Lien,” as defined in the Financing Agreement.

(q)           “Loan Documents” shall mean (i) the SunTrust Loan Documents and (ii) the Ableco Loan Documents.

(r)            “Loans” shall mean (i) the “Loans,” as defined in the Credit Agreement, and (ii) the “Loans,” as defined in the Financing Agreement.

(s)            “Obligations” shall mean (i) the SunTrust Obligations and (ii) the Ableco Obligations.

(t)            “PHLP” shall have the meaning set forth in the recitals to the Amendment.

(u)           “Pledged Interests” shall have the meaning set forth in Section 12.13(a) hereof.

(v)           “Security Agreement” shall have the meaning set forth in the recitals to the Amendment.

(w)           “Shareholder Pledge” shall have the meaning set forth in the recitals to the Amendment.

(x)           “SunTrust” shall mean SunTrust Bank, in its capacity as a co-collateral agent for the SunTrust Lenders, and its successors and assigns.

(y)           “SunTrust Lenders” shall have the meaning set forth in the recitals to the Amendment.

(z)           “SunTrust Loan Documents” shall have the meaning ascribed to the term “Loan Documents” in the Credit Agreement, as amended from time to time.

(aa)         “SunTrust Obligations” shall mean, collectively, (i) the “Obligations” as defined in the Credit Agreement and (ii) the “Secured Obligations” as defined in the SunTrust Pledges, as each may be amended from time to time.

(bb)        “SunTrust Pledges” shall have the meaning set forth in the recitals to the  Amendment.

(cc)         “Term Debt Intercreditor Agreement” shall have the meaning set forth in the Credit Agreement.

3.           Amendment to Section 12.1.  Section 12.1 of the Partnership Agreement is hereby amended as follows:

(a)          by adding the following words to the first sentence thereof immediately following the words, “Except as expressly permitted in Section 12.2”:

“or Section 12.13,”.

(b)          by adding the following words to the second sentence thereof immediately following the words “Section 12.2”:

“or Section 12.13”.

4.           Amendment to Section 12.3.  Section 12.3 of the Partnership Agreement is hereby amended by adding the following sentence as the last sentence thereof:

Notwithstanding the foregoing, neither the Partnership nor any Partner shall have the right of first refusal set forth in this Section 12.3 with respect to any transfers to or from SunTrust, Ableco, the Lenders or their respective designees in accordance with the terms of Section 12.13 and the terms of the Loan Documents.

5.           Amendment to Section 12.4.  Section 12.4 of the Partnership Agreement is hereby amended and restated in its entirety as follows:

Section 12.4.  Restrictions on Transfer of Interests in the Partnership.  Any provision of this Agreement to the contrary notwithstanding, except for sales, transfers or assignments by SunTrust or Ableco or their respective designees, no interest in the Partnership may be sold, transferred or assigned in whole or in part if it would cause the termination of the Partnership for Federal income tax purposes, unless the General Partners (or, if applicable, the majority in interest of the Limited Partners), subject to the prior written consent of SunTrust and Ableco, agree in writing to such sale, transfer or assignment.

6.           Amendment to Section 12.5(a).  Section 12.5(a) of the Partnership Agreement is hereby amended and restated in its entirety as follows:

(a)  Except as otherwise expressly provided in this Article XII, other than with respect to transfers, assignments or purchases by or from SunTrust or Ableco or their respective designees, the transferee, assignee or purchaser of a Partner’s interest in the Partnership shall not be admitted as a Partner of the Partnership without the prior written consent of the General Partners and a majority in interest of the nontransferring Limited Partners, which consent may be granted or withheld in such Partners’ absolute discretion.  Upon any exercise of remedies by SunTrust or Ableco under the Loan Documents upon the occurrence of an Event of Default, either SunTrust or Ableco, as the case may be, or their respective designees shall be automatically admitted to the Partnership without any further action or consent by the General Partners or the Limited Partners.

7.           Amendment to Section 12.5(b).  The first clause of Section 12.5(b) of the Partnership Agreement is hereby amended and restated in its entirety as follows:

(b)  Other than with respect to transfers, assignments or purchases by or from SunTrust or Ableco or their respective designees, unless the General Partners agree otherwise, no transferee, assignee or purchaser of a Partner’s interest in the Partnership shall be admitted as a Partner of the Partnership until such transferee, assignee or purchaser satisfactorily completes the following:

8.           Amendment to Section 12.6.  Section 12.6 of the Partnership Agreement is hereby amended by inserting the following words at the beginning of the first sentence thereof:

“Except as may be expressly provided in a separate written instrument executed by the General Partners and the transferee,”.

9.           Amendment to Section 12.7.  Section 12.7 of the Partnership Agreement is hereby amended by adding the following to the beginning of the second sentence thereto:

“Other than with respect to transfers, assignments or purchases by or from SunTrust or Ableco or their respective designees,”.

10.         Amendment to Section 12.10.  Section 12.10 of the Partnership Agreement is hereby amended by adding the following words immediately following the words, “Upon the acquisition of all of the interest in the Partnership of any Partner,”:

“except for any acquisition by SunTrust or Ableco or their respective designees pursuant to Section 12.13,”.

11.         Amendment to Section 12.11.  The introductory paragraph of Section 12.11 of the Partnership Agreement is hereby amended and restated in its entirety as follows:

Section 12.11.   Admission of Additional Partners.  Additional Partners may be admitted to the Partnership from time to time only with the agreement of all of the Partners; provided that no agreement or other consent is required for the admission of SunTrust or Ableco or their respective designees pursuant to Section 12.13.  Except for SunTrust or Ableco or their respective designees admitted pursuant to Section 12.13, no Person shall be admitted as a Partner pursuant to this Section 12.11 until:

12.         New Section 12.13.  ARTICLE XII of the Partnership Agreement is hereby amended by adding the following new Section 12.13 to the end thereof:

Section 12.13.   Pledge of Interests.  Notwithstanding anything to the contrary contained in this Agreement, until the Obligations have been satisfied in full and the Commitments have been terminated, each of the Partners acknowledge, authorize, consent and agree to the following:

(a) A pledge of, a grant of a security interest in and a grant of a Lien upon all of the interests of the Partnership described in (i), (ii), and (iii) below, in favor of SunTrust and Ableco, respectively, to secure, among other things, the payment and performance of the Obligations, the SunTrust Pledges and the Ableco Pledges (collectively, the “Pledged Interests”):

(i)	all interests, including, without limitation, limited partnership interests, in the Partnership held by the Limited Partner;

(ii)	all interests, including, without limitation, general partnership interests, held by the General Partner; and

(iii)	all other interests in the Partnership held by any other Person from time to time.

(b) The Partnership’s books and records shall be marked to reflect the pledges of, grants of security interests in and Liens upon the Pledged Interests in favor of SunTrust and Ableco, respectively.

(c)  No Pledged Interest or any rights related thereto shall be further encumbered, sold, assigned, or otherwise transferred by any Partner or the Partnership without the prior written consent of SunTrust and Ableco.

(d) The Partners and the Partnership, as applicable, shall comply with all provisions of the SunTrust Pledges (including, without limitation, the covenants set forth in Sections 6 and 7 of the Shareholder Pledge and Section 5 of the Credit Party Pledge), the Ableco Pledges (including, without limitation, the covenants set forth in Section 6 thereof) and the other Loan Documents.

(e) If the Partners or the Partnership are advised by SunTrust or Ableco that an Event of Default has occurred under either the Credit Agreement or the Financing Agreement, as the case may be, the Partners and the Partnership shall comply with all of the provisions of the SunTrust Pledges (including, without limitation, SunTrust’s rights upon the occurrence of an Event of Default, as set forth in Sections 1, 8 and 13 of the Shareholder Pledge and Sections 1, 6 and 11 of the Credit Party Pledge), the Ableco Pledges (including, without limitation, Ableco’s rights upon the occurrence of an Event of Default, as set forth in Section 9 thereof) and the other Loan Documents.  No further action shall be necessary or required on the part of the Partnership or any Partner to permit either SunTrust or Ableco or their respective designees to be admitted as a Partner of the Partnership and to otherwise exercise such rights, including, without limitation, SunTrust’s right to request, after the occurrence and during the continuation of an Event of Default, that Pledged Interests subject to the SunTrust Pledges be registered in SunTrust’s name or in the name of its nominees, which registration shall not be subject to the restrictions on transfer set forth in ARTICLE XII hereof.

(f) No exercise by Ableco or SunTrust of either of their respective rights under the Credit Agreement, the Financing Agreement, the SunTrust Pledges, the Ableco Pledges or the other Loan Documents shall constitute a violation of, or be prohibited by, this Agreement, notwithstanding any provision contained herein to the contrary.

(g) Notwithstanding anything to the contrary set forth in Section 16.1 or elsewhere in this Agreement, the General Partner shall amend and/or modify this Agreement if SunTrust or Ableco reasonably requests in writing (with a copy to the nonrequesting party) that the General Partner amend and/or modify this Agreement to ensure to SunTrust and/or Ableco:

(i) the benefits of the SunTrust Pledges and the Ableco Pledges, respectively, and the Liens upon and security interests in the Pledged Interests; and

(ii) the ability to exercise and enforce their respective rights and remedies pursuant to the SunTrust Pledges, the Ableco Pledges and the other Loan Documents,

provided that any such amendment shall require the consent of both SunTrust and Ableco.

13.         Amendment to Section 13.1.  Section 13.1 of the Partnership Agreement is hereby amended as follows:

(a)           by amending and restating clause (e)(iv) thereof to read as follows:

(iv) except as set forth in Section 12.13 with respect to SunTrust and Ableco, a creditor of a General Partner attaching the General Partner’s interest in the Partnership and such attachment not being discharged or vacated within ninety (90) days from the date it becomes effective;

(b)           by adding the following immediately after clause (e)(vii) thereof:

Anything in the above to the contrary notwithstanding, so long as any Obligations under the Loan Documents and Commitments thereunder are outstanding, neither the Partnership nor any of the Partners shall:

(a) permit the term of the Partnership to expire;

(b) elect to dissolve the Partnership;

(c) terminate the business of the Partnership;

(d) permit any General Partner to withdraw from the Partnership; or

(e) act, or fail to act, in any manner that would, or could reasonably be expected to, result in the dissolution of the Partnership.

14.         Amendment to Section 13.2.  Section 13.2 of the Partnership Agreement is hereby amended and restated in its entirety as follows:

Section 13.2 Election to Continue Partnership.  In the event of the happening of any of the events described in Section 13.1(e) above, the remaining Partners hereby unanimously elect to continue the Partnership; provided, however, to the extent such preemptive election is insufficient under applicable law to continue the Partnership, the Partners hereby agree that promptly upon the occurrence of an event described in Section 13.1(e) (but in any event within 30 days after such event) to hold a vote regarding the continuation of the Partnership, and each of the Partners hereby agrees to vote to continue the Partnership, such agreement to be evidenced in writing by each of the Partners.  The election under 6 Del. C. § 17-801 is hereby approved by all of the Partners; the General Partners shall take any affirmative action required to effectuate such election.  Upon the Partnership being continued pursuant to this Section 13.2, the interest of the General Partner described in Section 13.1(e) above shall immediately and automatically be converted to that of a Limited Partner with the same interest in the capital and the profits of the Partnership which such Partner had immediately prior to such conversion, and the Limited Partners shall promptly (but in any event within 30 days after the occurrence of an event described in Section 13.1(e)) select a successor general partner acceptable to both SunTrust and Ableco to be the General Partner of the Partnership.

15.         Amendment to Section 16.1.  Section 16.1 of the Partnership Agreement is hereby amended and restated in its entirety as follows:

Section 16.1.  Amendment of Agreement.  Except as otherwise expressly provided for in this Agreement, including, without limitation, Section 12.13(g), subject to the terms of the SunTrust Pledges and the Ableco Pledges, this Agreement may be modified or amended only by a writing signed by all of the General Partners and a majority in interest of the limited partnership interests of the Partnership, SunTrust and Ableco.

16.         Disagreement.  In the event of any conflict, disagreement or discrepancy between the terms of this Amendment and the Partnership Agreement, then the terms of this Amendment shall govern and control.  In the event of any conflict, disagreement or discrepancy between the terms of this Amendment and the Partnership Agreement, on the one hand, with the terms of the Loan Documents, on the other hand, which conflict, disagreement or discrepancy relates to the pledge of, grant of a security interest in, or grant of a Lien upon any Pledged Interests of the Partnership, then the applicable Loan Documents shall govern and control.  Notwithstanding the foregoing, with respect to the relative rights and priorities of SunTrust, Ableco, the SunTrust Lenders and the Ableco Lenders hereunder, the Term Debt Intercreditor Agreement shall govern and control.

17.         Sunset Provision.  The provisions amending the Partnership Agreement set forth in the Amendment shall automatically terminate and shall be of no further force or effect upon the last to occur of the following events:  (a) satisfaction of all Obligations pursuant to the SunTrust Loan Documents, (b) satisfaction of all Obligations pursuant to the Ableco Loan Documents, (c) termination of all Commitments pursuant to the SunTrust Loan Documents and (d) termination of all Commitments pursuant to the Ableco Loan Documents.  Such automatic termination shall require no action on the part of any party to the Amendment or any third party including, without limitation, any party to the Loan Documents.  Upon the full and final satisfaction of all Obligations and the termination of all Commitments with respect to the SunTrust Loan Documents, any obligation of the Partnership or of any Partner under the Partnership Agreement owing to SunTrust shall be discharged, and any other action by, notice to, or consent of SunTrust shall no longer apply or be otherwise required.  Upon the full and final satisfaction of all Obligations and the termination of all Commitments with respect to the Ableco Loan Documents, any obligation of the Partnership or of any Partner under the Partnership Agreement owing to Ableco shall be discharged, and any other action by, notice to, or consent of Ableco shall no longer apply or be otherwise required.

18.         Partnership Interests Not Securities.  The Partners hereby confirm and ratify that none of the interests in the Partnership (limited, general or other) may be considered to be a security within the meaning of the applicable version of Article 8 of the Uniform Commercial Code, and that the foregoing may be amended only with the consent of SunTrust and Ableco.

19.         Confirmation and Ratification of Partnership Agreement.  In all other respects, the Partnership Agreement is confirmed and ratified in all respects.

 20.        Consent of Partners.  Each of the Partners hereby consents to the execution, delivery, and performance by the Partnership and the other Partners of the Loan Documents to which each such Person is a party.

Remainder of page left blank; signatures on following page

IN WITNESS WHEREOF, the undersigned have executed and delivered this Amendment as of the date first above written.

SOLE GENERAL PARTNER:

84 LADC, LLC

By:	/s/Margaret H. Magerko
	Name:	Margaret H. Magerko
	Title:	President and Manager

LIMITED PARTNER:

84 LUMBER COMPANY

By:	Hardy Holdings, Inc., General Partner

/s/ Margaret H. Magerko
	Name:	Margaret H. Magerko
	Title:	President